UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2015

FRANCESCA’S HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware
001-35239	(State or Other Jurisdiction of Incorporation)	20-8874704
(Commission File Number)		(I.R.S. Employer Identification No.)

8760 Clay Road, Houston, Texas		77080
(Address of Principal Executive Offices)		(Zip Code)

(713) 864-1358

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On July 16, 2015, directors Greg Brenneman and Richard Zannino each notified Francesca’s Holdings Corporation (the “Company”) that they were resigning from the Company’s Board of Directors (the “Board”), effective immediately. Messrs. Brenneman and Zannino are not resigning due to any disagreement with the Company related to the Company’s operations, policies or practices.

To fill the vacancy created by Mr. Brenneman’s resignation from the Board, the Board appointed Richard Kunes to serve as Lead Independent Director of the Company.

(d) On July 16, 2015, the Board appointed Martyn Redgrave to serve as a Class III independent director of the Company, effective immediately. The Board also appointed Mr. Redgrave to serve as a member of the Board’s Audit Committee and Nominating and Corporate Governance Committee.

In connection with Mr. Redgrave’s appointment to the Board, Mr. Redgrave will receive a $50,000 annual retainer from the Company, which will be prorated during his first year of service. Mr. Redgrave will also receive a stock option grant under the 2015 Francesca’s Holdings Equity Incentive Plan to purchase 12,340 shares of the Company’s common stock with an exercise price equal to the per-share closing price of the Company’s common stock on the grant date. Subject to Mr. Redgrave’s continued service through the applicable vesting date, the grant will vest in five equal annual installments. The terms and conditions of the stock option grants to Mr. Redgrave are similar to the terms and conditions of the stock options granted to the Company’s directors generally.

There was no arrangement or understanding between Mr. Redgrave and any other person pursuant to which Mr. Redgrave was appointed as a director of the Company. There are no family relationships between Mr. Redgrave and any director or executive officer of the Company, and Mr. Redgrave has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

The Company issued a press release on July 20, 2015 announcing the changes to the Company’s Board as set forth in Item 5.02 of this Current Report on Form 8-K. A copy of such press release is furnished as Exhibit 99.1 to this report. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

99.1	Press Release issued by Francesca’s Holdings Corporation on July 20, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANCESCA’S HOLDINGS CORPORATION

Date: July 20, 2015	By:	/s/ Kal Malik
Kal Malik
Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Francesca’s Holdings Corporation on July 20, 2015